UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2016

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-05129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)	The Company’s Annual Meeting of Shareholders was held on January 13, 2016 (the "2016 Annual Meeting").

(b)
The following matters were submitted to a vote of security holders at the 2016 Annual Meeting. In accordance with the Company’s Restated Certificate of Incorporation, on matters relating to the election of directors the holders of Class A shares and the holders of Class B shares each vote as a separate class. Each Class A share is entitled to one-tenth vote per share and each Class B share is entitled to one vote per share. The final results reported below reflect such vote.

(i)	The nominees to the Board of Directors were elected based on the following votes:

Nominee	For	Authority Withheld	Broker Non-Votes
Class A R. Bradley Lawrence (term expiring 2019)	3,019,128	12,066	174,524
Class B Peter J. Gundermann (term expiring 2019)	3,750,920	29,785	236,921
Brenda L. Reichelderfer (term expiring 2017)	3,744,672	36,033	236,921

The terms of the following directors continued after the 2016 Annual Meeting: Richard A. Aubrecht, Donald R. Fishback, and William G. Gisel, Jr. (Class B directors through 2018); John R. Scannell (Class B director through 2017); Kraig H. Kayser (Class A director through 2017); and Brian J. Lipke (Class A director through 2018).

(ii)
The Company’s Class A shareholders and Class B shareholders, voting together as a single class, ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year based on the following votes:

For, 7,127,014; Against, 88,663; Abstain, 7,667.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	January 19, 2016	By:	/s/ Jennifer Walter
		Name:	Jennifer Walter
Controller